Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of October 1, 2020, between Better Choice Company Inc., a Delaware corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively, the "Purchasers").

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

WHEREAS, the Company has authorized a new series of convertible preferred stock of the Company designated as Series F Convertible Preferred Stock (referred to herein as the “Preferred Stock”), the terms of which are set forth in the Certificate of Designations (defined below), which Preferred Shares shall be convertible into the Company’s Common Stock (defined below) in accordance with the terms of the Certificate of Designations.

WHEREAS, each Purchaser wishes to purchase, and the Company wishes to sell to such Purchaser, upon the terms and conditions stated in this Agreement, that aggregate number of shares of Preferred Stock and Warrants (defined below) set forth on such Purchaser’s signature page to this Agreement.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (defined below), pursuant to which the Company has agreed to provide certain registration rights with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

"Acquiring Person" shall have the meaning ascribed to such term in Section 4.5.

"Action" shall have the meaning ascribed to such term in Section 3.1(j).

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Board of Directors" means the board of directors of the Company.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Certificate of Designations" means the certificate of designations establishing the terms of the Preferred Stock in the form of Exhibit A hereto.

"Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

"Closing Date" means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the obligations of the Purchasers to pay their respective Purchase Amount to the Company and (ii) the Company's obligations to deliver the Securities, in each case, have been satisfied or waived.

 "Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company Counsel" means Meister Seelig & Fein LLP.

"Conversion Shares" means shares of Common Stock issuable upon conversion of the Preferred Stock.

"Disclosure Schedules" shall have the meaning ascribed to such term in Section 3.1.

"Effective Date" means the earliest of the date that (a) the initial Registration Statement registering all Conversion Shares and Warrant Shares has been declared effective by the Commission, (b) all of the Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one year anniversary of the Closing Date provided that a holder of Shares or Warrant Shares is not an Affiliate of the Company, all of the Shares and Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to the Transfer Agent for the benefit of such holders (and/or, if required by a holder, to such holder or such holder's custodian or prime broker) a standing written unqualified opinion that resales may then be made by such holders of the Shares and Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

"Evaluation Date" shall have the meaning ascribed to such term in Section 3.1(s).

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Closing Date, provided that such securities have not been amended since the Closing Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than as provided for pursuant to the terms thereof on the Closing Date) or to extend the term of such securities, (c) securities issued as "restricted securities" in a Strategic Transaction or (d) up to 1,000,000 shares of Common Stock to consultants, provided that such shares are issued as “restricted securities,” are not entitled to registration rights more favorable than as contained in the Registration Rights Agreement and were not issued primarily for the purposes of raising capital.

"FCPA" means the Foreign Corrupt Practices Act of 1977, as amended.

"GAAP" shall have the meaning ascribed to such term in Section 3.1(h).

"Indebtedness" shall have the meaning ascribed to such term in Section 3.1(bb).

"Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(p).

"Lead Investors " means John M. Word, III, The Edward J. Brown, Jr. Trust and their respective Affiliates.

"Legend Removal Date" shall have the meaning ascribed to such term in Section 4.1(c).

"Liens" means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Material Adverse Effect" shall have the meaning assigned to such term in Section 3.1(b).

"Material Permits" shall have the meaning ascribed to such term in Section 3.1(n).

"National Exchange" means any of the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE American.

"Participation Maximum" shall have the meaning ascribed to such term in Section 4.11(a).

"Per Unit Purchase Price" equals $1,000, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Closing Date.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Series F Convertible Preferred Stock.

"Pro Rata Portion" shall have the meaning ascribed to such term in Section 4.11(e).

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Public Information Failure" shall have the meaning ascribed to such term in Section 4.2(b).

"Public Information Failure Payments" shall have the meaning ascribed to such term in Section 4.2(b).

"Purchase Amount" means, as to each Purchaser, the aggregate amount to be paid for the Units purchased hereunder by such Purchaser as specified below such Purchaser's name on the signature page of this Agreement and next to the heading "Purchase Amount," in United States dollars and in immediately available funds.

"Purchaser Party" shall have the meaning ascribed to such term in Section 4.8.

"Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Conversion Shares and the Warrant Shares.

"Required Approvals" shall have the meaning ascribed to such term in Section 3.1(e).

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

"SEC Reports" shall have the meaning ascribed to such term in Section 3.1(h).

"Securities" means the Shares, the Conversion Shares, the Warrants and the Warrant Shares.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Series E Amendment " shall have the meaning assigned to such term in Section 4.19.

"Shares" means the shares of Preferred Stock issued or issuable to each Purchaser pursuant to this Agreement.

"Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Strategic Transaction” means (a) cash investments by entities related to the Company’s business (e.g., manufacturers, suppliers or distributors), or (b) securities issued pursuant to acquisitions or strategic transactions or partnerships (approved by a majority of the disinterested directors of the Company and in any event representing not more than 30%, in the aggregate, of the Company’s issued and outstanding Common Stock), provided in any such case that no such transaction shall involve the issuance of securities registered under the Securities Act or entitled to registration rights more favorable than as contained in the Registration Rights Agreement and provided further, that in any such case that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

"Subsequent Financing" shall have the meaning ascribed to such term in Section 4.11(a).

"Subsequent Financing Notice" shall have the meaning ascribed to such term in Section 4.11(b).

"Subsidiary" means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

"Trading Day" means a day on which the principal Trading Market is open for trading.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

"Transaction Documents" means this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"Transfer Agent" means Equity Stock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 237 W 37th St. Suite 602, New York, NY 10018, and a facsimile number of (347) 584-3644, and any successor transfer agent of the Company.

"Units" "means units of the Company comprising one (1) share of Preferred Stock and a Warrant to purchase that number of Conversion Shares into which such share of Preferred Stock is convertible.

"Variable Rate Transaction" shall have the meaning ascribed to such term in Section 4.12.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

"Warrants" means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately upon issuance and have a term of exercise equal to seventy two (72) months, in the form of Exhibit C attached hereto.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1        Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall sell, and the Purchasers, severally and not jointly, shall purchase, up to an aggregate of $14,263,550 million of Units.  Each Purchaser (including each Lead Investor) shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser's Purchase Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Shares and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.  All Share prices and exercise prices set forth herein are subject to automatic adjustment for any stock split or reverse stock split occurring prior to Closing.

2.2          Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)          this Agreement duly executed by the Company;

(ii)         a legal opinion of Company Counsel, substantially in the form of Exhibit D attached hereto;

(iii)        a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to such Purchaser's Purchase Amount divided by the Per Unit Purchase Price, registered in the name of such Purchaser;

(iv)       a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of the number of Conversion Shares into which the Shares purchased hereunder by such Purchaser are convertible, with an exercise price equal to $0.75, subject to adjustment as provided for in the Warrant; and

(v)         the Registration Rights Agreement duly executed by the Company.

(b)          On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, the following:

(i)          this Agreement duly executed by such Purchaser;

(ii)         such Purchaser's Purchase Amount by wire transfer to the account specified in writing by the Company, such wire instructions to be on Company letterhead and executed by the Chief Executive Officer of Chief Financial Officer of the Company; and

(iii)        the Registration Rights Agreement duly executed by such Purchaser.

2.3          Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)        the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)        the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)          The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)         the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)        the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)        there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)         from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company's principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and as of the Closing Date (unless as of a specific date, in which case they shall be accurate as of such date):

(a)         Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)         Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)         Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)         No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)         Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights  Agreement, (iii) the notice and/or application(s), if any, to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals").

(f)         Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Conversion Shares and the Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants.

(g)         Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company's stock incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as set forth in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary.  Except as set forth in Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

(h)        SEC Reports; Financial Statements.  Except as set forth on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)          Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered in any material respect its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock incentive plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)          Litigation.  Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action"). None of the Actions set forth on Schedule 3.1(j) (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has in the last five (5) years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not in the last five (5) years been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)          Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)          Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)       Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder ("Environmental Laws"); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)        Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)         Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)          Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights").  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)        Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Purchase Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)          Transactions With Affiliates and Employees.  Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock incentive plan of the Company.

(s)          Sarbanes-Oxley; Internal Accounting Controls.  The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  Except as set forth on Schedule 3.1(s), the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms.  The Company's certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date").  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company or its Subsidiaries.

(t)          Certain Fees.  No brokerage or finder's fees or commissions are or will be payable by the Company or  any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)        Private Placement. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v)        Investment Company. Neither the Company nor any Subsidiary is, and immediately after receipt of payment for the Securities, will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an "investment company" subject to registration under the Investment Company Act of 1940, as amended.

(w)        Registration Rights.  Other than each of the Purchasers and as otherwise disclosed in the SEC Reports, no Person has any right to cause the Company or any Subsidiary to effect a registration under the Securities Act of any securities of the Company or any Subsidiary.

(x)        Listing and Maintenance Requirements.  The Common Stock will be registered pursuant to Section 12(b) or 12(g) of the Exchange Act within 60 days of the date hereof, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y)        Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti‑takeover provision under the Company's certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

(z)         Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information (other than knowledge of the transactions contemplated hereby, which will be publicly disclosed in a press release pursuant to Section 4.4. below).  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa)        No Integrated Offering. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)       Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.  For the purposes of this Agreement, "Indebtedness" means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

(cc)        Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim that have not been adequately reserved for on the books of the Company or such Subsidiary.

(dd)       No General Solicitation.  Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  Assuming the accuracy of the Purchasers' representations and warranties under this Agreement, the Company has offered the Securities for sale only to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

(ee)       Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ff)        Accountants.  The Company's accounting firm is set forth on Schedule 3.1(ff) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company's Annual Report for the fiscal year ending December 31, 2019.

(gg)       No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

(hh)      Acknowledgment Regarding Purchasers' Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers' purchase of the Securities.  The Company further represents to each Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii)        Acknowledgment Regarding Purchaser's Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g) and 4.14 herein), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities, (iii) any Purchaser, and counter-parties in "derivative" transactions to which any such Purchaser is a party, directly or indirectly, may presently have a "short" position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(jj)        Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(kk)       Stock Incentive Plan. Any stock option granted by the Company under a stock incentive plan was granted (i) in accordance therewith and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock incentive plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ll)        Office of Foreign Assets Control.  Neither the Company nor any Subsidiary  nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC").

(mm)     U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser's request.

(nn)       Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve").  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(oo)      Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(pp)       No Disqualification Events.  With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(qq)       Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(rr)        Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person.

3.2        Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)        Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)         Own Account.  Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)         Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act.

(d)        Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)         General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Purchaser's knowledge, any other general solicitation or general advertisement.

(f)          Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g)         Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement or to such Purchaser's representatives, including, without limitation, its officers, directors, employees, partners, legal and other advisors, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(h)         Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(i)          Independent Investment Decision. Each Purchaser has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser and/or legal counsel to any of them in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(j)          Reliance on Exemptions. Each Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

(k)          Consents. Assuming the accuracy of the representations and warranties of the Company and the other parties to the Transaction Documents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental entity or authority or any other person or entity in respect of any law or regulation is necessary or required, and no lapse of a waiting period under law applicable to such Purchaser is necessary or required, in each case in connection with the execution, delivery or performance by such Purchaser or the purchase of the Securities contemplated hereby.

(l)          Residency. The residence (if an individual) or office in which investment decision of a Purchaser with respect to the Shares was made (if an entity) are located at the address immediately below such Purchaser's name on its signature page hereto.

(m)       No Outside Discussion of Offering. No Purchaser has discussed the offering of the Shares with any other party or potential investors (other than the Company, any other such Purchaser and such Purchaser's authorized representatives, advisors and counsel), except as expressly permitted under the terms of this Agreement.

(n)         Financial Capability. At the Closing, each Purchaser expects to have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)          The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)         The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR ANY SECURITY ISSUABLE UPON THE CONVERSION OR EXERCISE HEREOF HAS BEEN  REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the applicable Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c)          Certificates evidencing the Shares, the Conversion Shares and the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares, Conversion Shares or Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Shares, Conversion Shares or Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants) without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall, at its expense, cause its counsel to issue a legal opinion to the Transfer Agent and/or the Purchasers promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder or if requested by a Purchaser, and shall instruct its transfer agent to remove the legend without requiring a medallion guarantee and provide such indemnity to its transfer agent as the transfer agent may require to waive any medallion guarantee requirement. If all or any portion of a Share is converted or a Warrant is exercised, as the case may be, at a time when there is an effective registration statement to cover the resale of such Conversion Shares or Warrant Shares, or if such Conversion Shares or Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the Warrants) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares or Warrant Shares, as the case may be, shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below), in each case following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Shares, Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such earlier date, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser the Conversion Shares or Warrant Shares free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.  The Company shall cause the Securities subject to legend removal hereunder to be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser's prime broker with the Depository Trust Company System as directed by such Purchaser.  As used herein, "Standard Settlement Period" means the standard settlement period, expressed in a number of Trading Days, on the Company's primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a stock certificate for removal of legends.

(d)         In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser in cash, or, at the discretion of the Company, in shares of Common Stock (with the number of shares of Common Stock determined based on a price of $0.50 per share) the greater of (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares, Conversion Shares and Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (i) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends or (ii) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the "Buy-In Price") over the product of (A) such number of Shares, Conversion Shares and Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares, Conversion Shares and Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e)         Each Purchaser, severally and not jointly with the other Purchasers, agrees that such Purchaser may only sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance upon this understanding.

4.2         Furnishing of Information; Public Information.

(a)         If the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act on the date hereof, the Company shall cause the Common Stock to be registered under Section 12(g) of the Exchange Act on or before the 60th calendar day following the date hereof. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)        At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, then if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) unless, at the time of any of the events set forth in clauses (i) or (ii) above, the Company has an effective Registration Statement registering for resale all of the Registrable Securities (as defined in the Registration Rights Agreement) (a "Public Information Failure") then, in addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount equal to one percent (1.0%) of the aggregate Purchase Amount of such Purchaser's Securities remaining to be sold on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured, and (b) such time that such public information is no longer required  for the Purchasers to transfer the Shares, Conversion Shares and Warrant Shares pursuant to Rule 144; up to a maximum of 6.0%.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as "Public Information Failure Payments."  Public Information Failure Payments shall be paid in cash or, at the discretion of the Company, in shares of Common Stock (with the number of shares of Common Stock determined based on a price of $0.50 per share) on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3         [Reserved].

4.4         Securities Laws Disclosure; Publicity.  The Company shall (a) by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.  From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers (other than Purchasers who are directors or officers of the Company) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers (other than with Purchasers who are directors or officers of the Company) or any of their Affiliates on the other hand, shall terminate. The Company and the Lead Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Lead Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5        Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an "Acquiring Person" under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6        Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser (other than Purchasers who are then directors or officers of the Company) or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  To the extent that the Company delivers any material, non-public information to such a Purchaser without such Purchaser's consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7        Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for repayment of a portion of its indebtedness outstanding on the date of this Agreement and for working capital purposes and shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, or (b) in violation of FCPA or OFAC regulations.

4.8         Indemnification of Purchasers.   Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party's representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of state or federal securities laws or any conduct by such Purchaser Parties which is finally judicially determined to constitute fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by such Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.  The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9        Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement, the Certificate of Designations (pursuant to any conversion of the Preferred Stock) and Warrant Shares (pursuant to any exercise of the Warrants).

4.10       Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, to the extent required the Company shall apply to list or quote all of the Conversion Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares and Warrant Shares and will take such other action as is necessary to cause all of the Conversion Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company shall maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11       Participation in Future Financing.

(a)          From the date hereof until the date that is the twelve (12) month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, Indebtedness or a combination of units hereof (a "Subsequent Financing"), the Purchasers, together, shall have the right to participate in up to an amount of the Subsequent Financing equal to an aggregate of 35% of the Subsequent Financing (the "Participation Maximum") on the same terms, conditions and price provided for in the Subsequent Financing.

(b)         At least three (3) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (a "Subsequent Financing Notice"), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons (if known) through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.  Notwithstanding the foregoing, a Purchaser by so indicating on its signature page hereto (for purposes of this Section 4.11, an “Abbreviated Notice Purchaser”) may elect to an abbreviated time frame for receiving and responding to a Subsequent Financing Notice, whereby any such Abbreviated Notice Purchaser will receive its Subsequent Financing Notice between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing).

(c)         Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers (other than the Abbreviated Notice Purchasers) have received a Subsequent Financing Notice (or 6:30 am (New York City time) on the Trading Day following the date on which a Subsequent Financing Notice is delivered to an Abbreviated Notice Purchaser) that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser's participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no such notice from a Purchaser as of such second (2nd) Trading Day (or by 6:30 am (New York City time) on the Trading Day following the date on which a Subsequent Financing Notice is delivered to an Abbreviated Notice Purchaser), such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)          If by 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers (other than the Abbreviated Notice Purchasers) have received a Subsequent Financing Notice (or 6:30 am (New York City time) on the Trading Day following the date on which a Subsequent Financing Notice is delivered to an Abbreviated Notice Purchaser), notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the Participation Maximum, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)         If by 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers (other than the Abbreviated Notice Purchasers) have received a Subsequent Financing Notice (or 6:30 am (New York City time) on the Trading Day following the date on which a Subsequent Financing Notice is delivered to an Abbreviated Notice Purchaser), the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum and the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.  "Pro Rata Portion" means the ratio of (x) the Purchase Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.11 and (y) the sum of the aggregate Purchase Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.11.

(f)         The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.11, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within five (5) Trading Days after the date of the initial Subsequent Financing Notice.

(g)         The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(h)         Notwithstanding anything to the contrary in this Section 4.11 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Subsequent Financing Notice.  If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(i)          Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance.

4.12      Variable Rate Transaction.  From the date hereof until the earlier of the sixth anniversary of the Closing Date and the date on which all Warrants have been exercised in full, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.  "Variable Rate Transaction" means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, an "at-the-market" offering or similar agreement, whereby the Company may issue securities at a future determined price.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.13       Equal Treatment of Purchasers.  No consideration (including any modification of this Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14      Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company's securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser that is not a director, officer or employee of the Company shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15      Form D; Blue Sky Filings.  The Company shall timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.16      Capital Changes.  Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares, except for any reverse stock split as may be required or advisable in connection with the listing of the Common Stock on a National Exchange pursuant to Section 4.18 below.

4.17      Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares, the Conversion Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.18       [Reserved].

4.19       Approval of Series E Amendment.  Each Purchaser acknowledges and understands that the Company will undertake to amend the terms of its outstanding Series E Convertible Preferred Stock to provide that the conversion price applicable thereto shall be equal to the conversion price of the Preferred Stock (the “Series E Amendment”).  It is understood and agreed that the Company may seek stockholder approval to effect the Series E Amendment, and each Purchaser that is an officer or director of the Company hereby agrees that in connection with such stockholder approval, such Purchaser shall (i) cause all shares owned by such Purchaser, including shares owned by such Purchaser’s Affiliates, to be voted in favor of the Series E Amendment, and (ii) take such other action as shall be reasonably necessary to cause the Series E Amendment to become effective.

ARTICLE V.
MISCELLANEOUS

5.1        Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser's obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before five (5) Trading Days following the date hereof; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2        Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3        Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4         Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5         Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest of the Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6         Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the "Purchasers."

5.8        No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

5.9        Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If any party hereto shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10       Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11       Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

5.12       Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13       Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of the Preferred Stock or an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser's right to acquire such shares pursuant to the applicable Certificate of Designations or such Purchaser's Warrant (including, issuance of a replacement shares of Preferred Stock or warrant certificate evidencing such restored right).

5.14       Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15      Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16       Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17       Independent Nature of Purchasers' Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18      Liquidated Damages.  The Company's obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19       Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20       Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21     WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BETTER CHOICE COMPANY INC.		Address for Notice: 166 Douglas Road E Oldsmar, FL 34677 Attn: Chief Executive Officer
By:
Name:
Title:

With a copy to (which shall not constitute notice):
Meister Seelig & Fein LLP
125 Park Avenue, 7th Floor
New York, NY 10017
Attn: Louis Lombardo

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

[PURCHASER SIGNATURE PAGES TO BETTER CHOICE COMPANY INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Social Security/EIN Number(s):

Election for book-entry shares: ___ [check for book-entry shares]

Election for physical delivery of a stock certificate: ___ [check for physical stock certificate]

Address for Delivery of Securities to Purchaser (if not same as address for notice):

In accordance with Section 4(d) of the Certificate of Designations, the applicable Beneficial Ownership Limitation of the Purchaser shall be: _____ 4.99% _____9.99%  ___N/A [check one]

In accordance with Section 2(e) of the Warrant, the applicable Beneficial Ownership Limitation of the Purchaser shall be: _____ 4.99% _____9.99%  ___N/A [check one]

Purchase Amount: $

Units:

Preferred Stock:

Warrant Shares:

If Purchaser elects to be an “Abbreviated Notice Purchaser” under Section 4.11 check here:

SCHEDULE 3.1(a)
SUBSIDIARIES OF THE COMPANY

Name	State of Incorporation

Halo, Purely for Pets, Inc.	Delaware

Bona Vida, Inc.	Delaware

TruPet LLC	Delaware

Wamore Corporation S.A.	Uruguay

SCHEDULE 3.1(g)
CAPITALIZATION OF THE COMPANY

Common Stock outstanding: 48,939,708*

* Excludes (i) shares of common stock issuable upon the conversion of the Convertible Notes disclosed on Schedule 3.1(bb), and (ii) shares of common stock issuable upon the conversion of the outstanding Series E Preferred Stock (which will be exchanged for Series F Preferred Stock and then be convertible into common stock at $0.50 per share (8,000,000 shares of common stock)).

Warrants to Purchase Common Stock outstanding:

Warrants Issued		Exercise Price	Expiration Date
712,823	(1)	$0.65	December 19, 2020
4,820,531		$4.25	24 months from date of underwritten public offering or other uplist transaction
1,041,666		$0.10	September 17, 2029
11,000		$4.25	24 months from date of underwritten public offering or other uplist transaction
937,500		$4.25	24 months from date of underwritten public offering or other uplist transaction
6,500,000		$1.82	24 months from date of underwritten public offering or other uplist transaction
61,224		$4.25	24 months from date of underwritten public offering or other uplist transaction
1,003,232	(1)	$0.65	December 19, 2020
2,000,000		$1.25	84 months from date of underwritten public offering or other uplist transaction
1,990,624	(1)	$0.65	December 19, 2020
500,000		$1.05	84 months from date of underwritten public offering or other uplist transaction
570,259	(1)	$0.65	December 19, 2020
20,148,860	(2)

(1)
The Company issued 712,823 warrants in December 2018 which include an option to settle in cash in the event of a change of control of the Company, and a reset feature if the Company issues shares of common stock with a strike price lower than the exercise price of the warrants. There have been three triggering events (including the dilutive impact of the Securities) subsequent to the December 2018 issuance resulting in the issuance or pending issuance of additional warrants and adjustment to the exercise price.

On September 18, 2020, the Company amended, with the requisite approval of the holders thereof, all of the Common Stock Purchase Warrants originally issued in December 2018.  The amendment amends the December 2018 Warrants to eliminate certain anti dilution rights, fix the number of shares of common stock purchasable under each of the outstanding December 2018 Warrants and sets the exercise price thereof at $0.65 per share.

(2)	If the December 2018 warrants are further amended to a revised strike price of $0.50/sh, this would result in the issuance of 1,283,082 additional warrants.

SCHEDULE 3.1(g)
CAPITALIZATION OF THE COMPANY
(Continued)

Grant Date	Current Employee/Director	Exercise Price(1)	Options	Expiration Date	Grant Date	Former Employee/Director	Exercise Price	Options	Expiration Date
12/21/2018	Director	$1.82	19,231	12/21/2028	12/21/2018	Former Director	$1.82	19,231	12/21/2028
5/2/2019	Director	$1.82	1,150,000	5/2/2029	5/2/2019	Former Director	$1.82	500,000	5/2/2029
5/2/2019	Employee/Director	$1.82	1,200,000	5/2/2029	5/21/2019	Fomer Advisor	$1.82	30,000	5/21/2029
5/2/2019	Employee	$1.82	1,000,000	5/2/2029	5/21/2019	Fomer Advisor	$1.82	30,000	5/21/2029
5/2/2019	Director	$1.82	500,000	5/2/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
5/2/2019	Director	$1.82	500,000	5/2/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
5/21/2019	Employee	$1.82	500	5/21/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
5/21/2019	Employee	$1.82	500	5/21/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
5/21/2019	Employee	$1.82	500	5/21/2029	5/21/2019	Former Employee	$1.82	500	9/26/2020
5/21/2019	Employee	$1.82	500	5/21/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
5/21/2019	Employee	$1.82	500	5/21/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
5/21/2019	Employee	$1.82	500	5/21/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
5/21/2019	Employee	$1.82	500	5/21/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
5/21/2019	Employee	$1.82	500	5/21/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
5/21/2019	Employee	$1.82	500	5/21/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
5/21/2019	Employee	$1.82	500	5/21/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
5/21/2019	Employee	$1.82	500	5/21/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
5/21/2019	Employee	$1.82	500	5/21/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
5/21/2019	Employee	$1.82	500	5/21/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
6/29/2019	Employee	$1.82	500	6/29/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
6/29/2019	Employee	$1.82	500	6/29/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
6/29/2019	Employee	$1.82	500	6/29/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
12/19/2019	Employee	$1.82	600,000	12/19/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
12/19/2019	Employee	$1.82	400,000	12/19/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
12/19/2019	Employee	$1.82	150,000	12/19/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
12/19/2019	Employee	$1.82	50,000	12/19/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
12/19/2019	Employee	$1.82	50,000	12/19/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
12/19/2019	Employee	$1.82	100,000	12/19/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
12/19/2019	Employee	$1.82	50,000	12/19/2029	5/21/2019	Former Employee	$1.82	500	5/21/2029
2/28/2020	Employee	$1.00	50,000	2/28/2030	5/21/2019	Former Employee	$1.82	500	5/21/2029
2/28/2020	Employee	$1.00	50,000	2/28/2030	5/21/2019	Former Employee	$1.82	500	5/21/2029
4/13/2020	Employee	$0.70	200,000	4/13/2030	5/21/2019	Former Employee	$1.82	500	5/21/2029
			6,077,231		5/21/2019	Former Employee	$1.82	500	5/21/2029
					6/29/2019	Former Employee	$1.82	500	6/29/2029
					6/29/2019	Former Employee	$1.82	354,166	6/29/2029
					8/30/2019	Former Employee	$1.82	66,667	8/30/2029
					12/11/2019	Former Employee	$1.82	151,042	12/11/2029
					12/19/2019	Former Employee	$1.82	8,333	9/24/2020
					12/31/2019	Former Employee	$2.70	11,883	12/31/2029
								1,186,322

(1)
Currently active employees, Directors and Officers will have outstanding awards under the Better Choice Management Incentive Plan (MIP) re-priced concurrent with the closing of the Series F financing. This totals 6,077,231 units. The strike price will be set at a 20% premium to the Series F conversion price. At a Series F conversion price of $0.50 per share, the strike price would equal $0.60 per share.

SCHEDULE 3.1(g)
CAPITALIZATION OF THE COMPANY
(Continued)

Affiliate Ownership

	Amount and Nature of Beneficial Ownership
	Common Stock
Name of Beneficial Owner	Shares	%
Holders of More than 5%
Navy Capital Green Fund LP	2,544,415	5.2%
Thriving Paws LLC	3,572,560	7.1%
HH-Halo LP	3,659,257	7.0%
Edward J Brown JR TTEE	2,594,591	5.1%
Directors and Executive Officers
Werner Von Pein	16,425	0.0%
Anthony Santarsiero	1,657,209	3.3%
Michael Young	2,363,971	4.7%
Michael Close	650,000	1.3%
Damian Dalla-Longa	2,559,891	5.1%
Jeff D. Davis	333,333	0.7%
Clinton Gee	650,000	1.3%
Lori Taylor	8,082,027	15.7%
John M. Word III	11,676,416	21.0%
All directors and executive officers as a group (9 persons)	27,989,271	53.2%

SCHEDULE 3.1(h)
LATE FILINGS

None.

SCHEDULE 3.1(i)
MATERIAL CHANGES; UNDISCLOSED EVENTS, LIABILITIES OR DEVELOPMENTS

None.

SCHEDULE 3.1(j)
LITIGATION

The Company is currently in the process of negotiating a settlement to resolve a dispute with a former employee. The Company has adequately reserved for this matter on its books.

The Company received a letter on September 4, 2020 from a former customer regarding a dispute over a refund for remaining inventory held by such customer following the Company’s decision to wind down its business with such customer. The Company has adequately reserved for this matter on its books.

The Company received a letter from a law firm in California claiming that the Halo website is not compliant with the Americans with Disabilities Act and expressed an intent to file suit in the near future. The Company is in the process of investigating this matter.

SCHEDULE 3.1(r)
TRANSACTIONS WITH AFFILIATES AND EMPLOYEES

The Company has convertible notes outstanding to John Word (for $2,209,095.62 in the aggregate) and Rob Sauermann (for $121,699.14 in the aggregate).

In connection with the Company’s $20,500,000 term loan facility, the following Directors have been issued the respective amount of warrants and have provided personal guarantees with a liability of up to the amount shown below:
•	John Word - 4,875,000 warrants, liability of up to $15M
•	Lori Taylor - 1,300,000 warrants, liability of up to $4M
•	Michael Young - 325,000 warrants, liability of up to $1M

In connection with the Company’s $7,500,000 revolving demand loan facility, John Word was issued 300,000 warrants and provided a personal guaranty with a liability of up to $7.5M.

SCHEDULE 3.1(s)
SARBANES-OXLEY; INTERNAL ACCOUNTING CONTROLS

As of the date hereof, the Company has material weaknesses in its internal control over financial reporting as disclosed in the Company's Annual Report for the fiscal year ending December 31, 2019. The Company has implemented internal accounting controls in an effort to remediate these material weaknesses but will be required to formally document these controls and have such controls successfully tested by the Company's external auditors in order to receive an opinion that the material weaknesses have been remediated.

SCHEDULE 3.1(bb)
INDEBTEDNESS

	Amount ($)	Rate	Maturity Date
Convertible notes (1)	20,863,660	10.0%	June 30, 2023
Short term loan	20,500,000	Bank of Montreal Prime plus 8.05%	December 19, 2020
Revolving credit facility	5,069,929	Libor plus 2.50%	July 5, 2022
Paycheck Protection Program loans	851,869	.98% - 1.00%	April 6, 2020; May 3, 2022

(1)	Of the Convertible Notes:
a.
Tranche A ($18.35mm original face value): Mature on June 30, 2023 and accrue interest at 10.00% per annum, 100% PIK. Automatically convert into Common Stock upon an Uplist/IPO at a conversion price equal to the lower of $3.75 per share or the price at which the Common Stock was sold in an IPO. $2.75mm of Tranche A is held by the Lead Investors.

b.
Tranche B ($1.50mm original face value):  Mature on June 30, 2023 and accrue interest at 10.00% per annum, 100% PIK. Automatically convert into Common Stock upon an Uplist/IPO at a conversion price equal to $0.75 per share. 100% of Tranche B is held by the Lead Investors.

SCHEDULE 3.1(ff)
ACCOUNTANTS

Ernst & Young LLP

EXHIBIT A
CERTIFICATE OF DESIGNATIONS

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT

EXHIBIT C
FORM OF WARRANT

EXHIBIT D
OPINION OF COMPANY COUNSEL

1.
The Company is validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the [Disclosure Package].

2.
The Company has the requisite corporate power to execute and deliver the Transaction Agreements and to perform its obligations thereunder, including, without limitation, the issuance of the Shares, the Conversion Shares, the Warrants and the Warrant Shares.

3.
The Transaction Agreements have been duly authorized, executed and delivered by the Company and represent are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the respective terms thereof, [subject to customary carve-outs].

4.
Based solely on the Company’s certificate of incorporation, the authorized capital stock of the Company on the date hereof consists of (i) ______________ shares of Common Stock, $[____] par value per share, (ii) [__________] shares of Series E Preferred Stock, $[____] par value per share, and (iii) [__________] shares of Series F Preferred Stock, $[____] par value per share.

5.
The Shares, the Conversion Shares and Warrant Shares have been duly and validly authorized and reserved for issuance by all proper corporate action. When so issued in accordance with the Transaction Agreements, the Shares, the Conversion Shares and the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable, and free of any all liens and charges or preemptive rights contained in any agreement or contract set forth in Exhibit A to this Opinion (the “Material Contracts”).

6.
The execution and delivery by the Company of the Transaction Agreements and the performance of the obligations of the Company thereunder, including the issuance and sale of the Shares, the Conversion Shares upon conversion of the Shares, the Warrants and the Warrant Shares upon exercise of the Warrants, do not and will not:  (i) violate any of the terms, conditions or provisions of the Company's Certificate of Incorporation or Bylaws; (ii) violate any federal or New York law applicable to the Company or the Delaware General Corporations Law; or (iii) result in a breach of or constitute a default or ground for acceleration of the maturity under any Material Contract, except where the breach or violation would not have a Material adverse Effect on the Company or its ability to perform its obligations under the Transaction Agreements.

7.
No authorization, approval, license, permit or other action by, and no notice to or filing with, any federal governmental authority or judicial or regulatory body is required (or, if required, such authorization, approval, license, permit, action, notice or filing has been duly made or obtained) for the due execution, delivery and performance of the obligations of the Company under the Transaction Agreements, except for post-sale filings pursuant to state securities and federal securities laws and filings that may be required under the Registration Rights Agreement.

8.
Assuming that (i) the offer and sale of the Securities in the Offering is made pursuant to, and in accordance with, the Offering Documents, and (ii) the Securities were sold only to “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the 1933 Act), such sales were made in conformity in all material respects with the requirements of Section 4(a)(2) of the 1933 Act and Rule 506 of Regulation D and do not require registration under the Securities Act of 1933, as amended.